Exhibit 10.19

EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment Agreement (“Agreement”), dated March 8th, 2006 (“Effective Date”), is between Innercool Therapies, Inc., a Delaware corporation (the “Company”) and Mike Magers (“Executive”).

1. POSITION, RESPONSIBILITIES, AND TERM

a. Position. Executive is employed by the Company to render services to the Company in the positions of President and Chief Operating Officer. As President of the Company, which is a wholly-owned subsidiary of Cardium Therapeutics, Inc. (“Parent Company”), Executive shall report operationally to the President of Parent Company. Executive shall perform such duties and responsibilities as are normally related to such positions in accordance with the standards of the industry and any additional duties now or hereafter assigned to Executive by the Company. Executive shall abide by the rules, regulations, and practices as adopted or modified from time to time in the Company’s sole discretion.

b. Other Activities. Except upon the prior written consent of the Company, Executive will not, during the Term (as defined below) of this Agreement, engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) that interferes with Executive’s duties and responsibilities hereunder or create a conflict of interest with the Company. Executive has identified on Attachment A certain defined Other Activities that are represented to not interfere with Executive’s duties and responsibilities hereunder or to create a conflict of interest with the Company, and the Company hereby consents to such activities provided they do not so interfere or create a conflict of interest.

c. No Conflict. Executive represents and warrants that Executive’s execution of this Agreement, Executive’s employment with the Company, and the performance of Executive’s proposed duties under this Agreement shall not violate any obligations Executive may have to any other employer, person or entity, including any obligations with respect to proprietary or confidential information of any other person or entity.

d. Term of Employment. Executive shall be retained by the Company to perform the services set forth in this Agreement commencing on the Effective Date and ending upon the earlier of: (i) three (3) years after the Effective Date of this Agreement (“Initial Term”); or (ii) the date upon which Executive’s employment is terminated in accordance with Section 3. This Agreement shall be automatically renewed for additional one (1) year terms (each an “Extension Term”) upon the expiration of the Initial Term and each Extension Term, unless either party gives the other party a written notice of termination not less than thirty (30) days prior to the date of expiration of the Initial Term or any Extension Term (together, the Initial Term and all Extension Terms are referred to herein as the “Term”).

2. COMPENSATION AND BENEFITS

a. Base Salary. In consideration of the services to be rendered under this Agreement, the Company shall pay Executive a salary at the rate of Two Hundred and Sixty-Six Thousand Dollars ($266,000) per year (“Base Salary”). The Base Salary shall be paid in accordance with the Company’s normal payroll practices. Executive’s Base Salary will be reviewed from time to time in accordance with the established procedures of the Company for adjusting salaries for similarly situated employees and may be adjusted in the sole discretion of the Company.

b. Warrants. In further consideration of the services to be rendered under this Agreement, the Company shall grant to Executive a stock purchase warrant (the “Warrant”) exercisable into up to Two Hundred Fifty Thousand (250,000) shares of Common Stock of Cardium Therapeutics, Inc., a Delaware corporation and the parent entity of the Company, pursuant to the terms of the Warrant Agreement attached hereto as Exhibit A and incorporated herein by this reference. Executive’s entitlement to receive the shares of Common Stock underlying the Warrant is conditioned on Executive’s execution of the Warrant Agreement.

c. Bonus. Executive will be eligible to participate in an executive incentive compensation program to be administered by the Company’s Board of Directors. The amounts payable thereunder will be based on the Company’s overall performance as well as Executive’s specific performance. Based on such performance, Executive incentive bonus may be up to a maximum 40% of Executive’s Base Salary (“Bonus”) and will be paid within two-and-one-half months of the end of the year in which it is earned.

d. Benefits. In further consideration of the services to be rendered under this Agreement, Executive shall be eligible to participate in health benefits and paid time off benefits generally made available by the Company to its employees in accordance with the applicable benefit plans, and as may be amended from time to time in the Company’s sole discretion; provided that with respect to the calculation of Executive’s paid time off benefits, Executive will be credited with five (5) years of prior service and will also be entitled take an additional four days per year as “floating holidays”.

3. AT-WILL EMPLOYMENT

The employment of Executive shall be “at-will” at all times. The Company or Executive may terminate Executive’s employment with the Company at any time, without any advance notice, for any reason or no reason at all, notwithstanding anything to the contrary contained in or arising from any statements, policies or practices of the Company relating to the employment, discipline or termination of its employees. Following the termination of Executive’s employment, the Company shall pay to Executive all compensation to which Executive is entitled up through the date of termination, subject to any other rights or remedies of the Company under law. Thereafter, all obligations of the Company under this Agreement shall cease other than those set forth in Section 4.

4. COMPANY TERMINATION OBLIGATIONS

a. Termination by Company Without Cause or by Executive for Good Reason. If the Company terminates Executive’s employment without Cause (as defined below) or Executive terminates his employment for Good Reason (as defined below), Executive will receive severance benefits as follows: (i) continued payment of Base Salary (at the rate then in effect for Base Salary) for twelve (12) months, payable according to the Company’s normal payroll practices (“Severance Period”); (ii) payment of a pro rata share of the Bonus which Executive would have been eligible to receive during the Severance Period, payable according to the Company’s normal payroll practices; (iii) acceleration of the Warrant (such that any unvested shares shall become fully vested and immediately exercisable in the same manner and timing as provided for accelerated vesting in a Change of Control, as described under Section 7(d) of the Warrant Agreement); and (iv) the Company will pay for continuation health benefits for twelve (12) months pursuant to COBRA provided Executive completes all necessary documentation in a timely manner to receive such benefits (collectively “Severance Benefits”). Executive’s eligibility to receive the Severance Benefits is conditioned on Executive having first signed a general release of all known and unknown claims against the Company. All other obligations of the Company under this Agreement shall cease upon the termination of Executive’s employment for any reason.

i. Cause. For purposes of this Agreement, “Cause” shall mean: (i) Executive commits a crime involving dishonesty, breach of trust, or physical harm to any person; (ii) Executive engages in conduct that is in bad faith and injurious to the Company, including but not limited to, misappropriation of trade secrets, fraud or embezzlement; (iii) Executive materially breaches this Agreement (and, if such breach is curable, has failed to cure such breach following a 14-day notice period); (iv) Executive refuses to implement or follow a lawful policy of the Company or a directive of the Company that is reasonably consistent with Executive’s duties and responsibilities; or (v) Executive engages in misfeasance or malfeasance demonstrated by Executive’s failure to perform Executive’s job duties diligently and professionally.

ii. Good Reason. For purposes of this Agreement, “Good Reason” means (i) the diminution of Executive’s duties in any material respect which continues for more than thirty (30) days following written notice by Executive of his objection to such diminution, (ii) assignment to Executive of duties inconsistent in any material respect with Executive’s position (including status, offices, titles and reporting requirements (such as a termination of Executive’s direct reporting relationship to the President or CEO of Cardium Therapeutics), (iii) the Company moves Executive’s principal place of employment outside of San Diego County, California; or (iv) a “Change in Control”.

iii. Change of Control. For purposes of this Agreement, “Change of Control” shall mean a change in ownership or control of the Company effected through a merger, consolidation or acquisition by any person or related group of persons (other than an acquisition by the Company or by a Company-sponsored employee benefit plan or by a person or persons that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934) of securities possessing more than fifty percent of the total combined voting power of the outstanding securities of the Company.

b. Termination Due to Death or Disability. Executive’s employment shall terminate automatically upon Executive’s death or if Executive becomes Disabled. Executive shall be deemed Disabled if Executive is unable for medical reasons to perform his essential job duties for ninety (90) days in a twelve (12) month period. If Executive’s employment is terminated by the Company due to Executive’s death or Disability, Executive will receive the benefits already due to him under Section 2. All other obligations of the Company under this Agreement shall cease upon termination of this Agreement for any reason.

c. Termination by Company Without Cause Following Change In Control During Term. In addition to the benefits set forth in Section 4(a) above, if the Company terminates Executive’s employment without Cause following a Change in Control during the Term of this Agreement, Executive will be eligible to become immediately vested in all Warrants granted to Executive pursuant to Section2 (b) above (“Accelerated Vesting”). Executive’s eligibility to receive the Accelerated Vesting is conditioned on Executive having first signed a general release of all known and unknown claims against the Company. All other obligations of the Company under this Agreement shall cease upon the termination of Executive’s employment for any reason.

d. 409A Tax Issues. Notwithstanding any other provision of this Agreement whatsoever, the Company, in its sole discretion and without Executive’s consent, may amend or modify this Agreement in any manner to provide for the application and effects of Section 409A of the Code (relating to deferred compensation arrangements) and any related regulatory or administrative guidance issued by the Internal Revenue Service. The Company shall have the authority to delay the payment of any benefits payable under this Agreement to the extent it deems necessary or appropriate to comply with Section 409A(a)(2)(B)(i) of the Code (relating to payments made to certain “key employees” of certain publicly-traded companies) and in such event, any such amount to which Executive would otherwise be entitled during the six (6) month period immediately following Executive’s separation from service will be paid on the first business day following the expiration of such six (6) month period.

5. EXECUTIVE TERMINATION OBLIGATIONS

a. Return of Property. Executive agrees that all property (including without limitation all equipment, tangible proprietary information, documents, records, notes, contracts and computer-generated materials) furnished to or created or prepared by Executive incident to Executive’s employment belongs to the Company and shall be promptly returned to the Company upon termination of Executive’s employment.

b. Resignation and Cooperation. Upon termination of Executive’s employment, Executive shall be deemed to have resigned from all offices and directorships then held with the Company. Following any termination of employment, Executive shall reasonably cooperate with the Company in the winding up of pending work on behalf of the Company and the orderly transfer of work to other employees. Executive shall also reasonably cooperate with the Company in the defense of any action brought by any third party against the Company that relates to Executive’s employment by the Company.

c. Continuing Obligations. Executive understands and agrees that Executive’s obligations under Sections 6 and 7 herein (including Exhibits B and C) shall survive the termination of Executive’s employment for any reason and the termination of this Agreement.

6. INVENTIONS AND PROPRIETARY INFORMATION

Executive agrees to sign and be bound by the terms of the Employee Proprietary Information and Inventions Agreement, which is attached as Exhibit B (“Proprietary Information Agreement”).

7. ARBITRATION

Executive agrees to sign and be bound by the terms of the Arbitration Agreement, which is attached as Exhibit C.

8. AMENDMENTS; WAIVERS; REMEDIES

This Agreement may not be amended or waived except by a writing signed by Executive and by a duly authorized representative of the Company other than Executive. Failure to exercise any right under this Agreement shall not constitute a waiver of such right. Any waiver of any breach of this Agreement shall not operate as a waiver of any subsequent breaches. All rights or remedies specified for a party herein shall be cumulative and in addition to all other rights and remedies of the party hereunder or under applicable law.

9. ASSIGNMENT; BINDING EFFECT

a. Assignment. The performance of Executive is personal hereunder, and Executive agrees that Executive shall have no right to assign and shall not assign or purport to assign any rights or obligations under this Agreement. This Agreement may be assigned or transferred by the Company; and nothing in this Agreement shall prevent the consolidation, merger or sale of the Company or a sale of any or all or substantially all of its assets.

b. Binding Effect. Subject to the foregoing restriction on assignment by Executive, this Agreement shall inure to the benefit of and be binding upon each of the parties; the affiliates, officers, directors, agents, successors and assigns of the Company; and the heirs, devisees, spouses, legal representatives and successors of Executive.

10. NOTICES

All notices or other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered: (a) by hand; (b) by a nationally recognized overnight courier service; or (c) by United States first class registered or certified mail, return receipt requested, to the principal address of the other party. The date of notice shall be deemed to be the earlier of (i) actual receipt of notice by any permitted means, or (ii) five business days following dispatch by overnight delivery service or the United States Mail. Executive shall be obligated to notify the Company in writing of any change in Executive’s address. Notice of change of address shall be effective only when done in accordance with this paragraph.

11. SEVERABILITY

If any provision of this Agreement shall be held by a court or arbitrator to be invalid, unenforceable, or void, such provision shall be enforced to the fullest extent permitted by law, and the remainder of this Agreement shall remain in full force and effect. In the event that the time period or scope of any provision is declared by a court or arbitrator of competent jurisdiction to exceed the maximum time period or scope that such court or arbitrator deems enforceable, then such court or arbitrator shall reduce the time period or scope to the maximum time period or scope permitted by law.

12. TAXES

All amounts paid under this Agreement (including without limitation Base Salary and Severance) shall be paid less all applicable state and federal tax withholdings and any other withholdings required by any applicable jurisdiction.

13. GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of California.

14. INTERPRETATION

This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any party. Sections and section headings contained in this Agreement are for reference purposes only, and shall not affect in any manner the meaning or interpretation of this Agreement. Whenever the context requires, references to the singular shall include the plural and the plural the singular.

15. OBLIGATIONS SURVIVE TERMINATION OF EMPLOYMENT

Executive agrees that any and all of Executive’s obligations under this Agreement, including but not limited to Exhibits B and C, shall survive the termination of employment and the termination of this Agreement.

16. COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement, but all of which together shall constitute one and the same instrument.

17. AUTHORITY

Each party represents and warrants that such party has the right, power and authority to enter into and execute this Agreement and to perform and discharge all of the obligations hereunder; and that this Agreement constitutes the valid and legally binding agreement and obligation of such party and is enforceable in accordance with its terms.

18. ENTIRE AGREEMENT

This Agreement (including Exhibits A, B, and C) is intended to be the final, complete, and exclusive statement of the terms of Executive’s employment by the Company and may not be contradicted by evidence of any prior or contemporaneous statements or agreements. To the extent that the practices, policies or procedures of the Company, now or in the future, apply to Executive and are inconsistent with the terms of this Agreement, the provisions of this Agreement shall control. Executive hereby acknowledges that any prior employment agreement Executive had with Intercool Therapies, Inc., a California corporation (“Prior Employment Agreement”), has been terminated, the Company has no obligations to Executive under any Prior Employment Agreement, and Executive hereby waives, releases, and will not assert any claims against the Company based on any Prior Employment Agreement.

19. EXECUTIVE ACKNOWLEDGEMENT

EXECUTIVE ACKNOWLEDGES EXECUTIVE HAS HAD THE OPPORTUNITY TO CONSULT LEGAL COUNSEL CONCERNING THIS AGREEMENT, THAT EXECUTIVE HAS READ AND UNDERSTANDS THE AGREEMENT, THAT EXECUTIVE IS FULLY AWARE OF ITS LEGAL EFFECT, AND THAT EXECUTIVE HAS ENTERED INTO IT FREELY BASED ON EXECUTIVE’S OWN JUDGMENT AND NOT ON ANY REPRESENTATIONS OR PROMISES OTHER THAN THOSE CONTAINED IN THIS AGREEMENT.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

INNERCOOL THERAPIES, INC.
(a Delaware Corporation)

By: Tyler M. Dylan
Its: Chief Business Officer	Executive

Dated:	Dated:

EXHIBIT A

WARRANT AGREEMENT

EXHIBIT B

EMPLOYEE PROPRIETARY INFORMATION

AND INVENTIONS AGREEMENT

Date:

The following confirms an agreement between Innercool Therapies Inc., a Delaware corporation (the “Company”), and me, which is a material part of the consideration for my employment by the Company:

1.	I understand that the Company possesses and will possess Proprietary Information that is important to its business. For purposes of this Agreement, “Proprietary Information” is information that was or will be developed, created, or discovered by or on behalf of the Company, or which became or will become known by, or was or is conveyed to the Company, which has commercial value in the Company’s business. “Proprietary Information” includes, but is not limited to, information about algorithms, mask works, trade secrets, cell lines, reagents, antibodies, computer programs, designs, technology, ideas, know-how, processes, formulas, compositions, data, techniques, improvements, inventions (whether patentable or not), works of authorship, business and product development plans, the salaries and terms of compensation of other employees, customers and other information concerning the Company’s actual or anticipated business, research or development, or which is received in confidence by or for the Company from any other person. I understand that my employment creates a relationship of confidence and trust between the Company and me with respect to Proprietary Information.

2.	I understand that the Company possesses or will possess “Company Materials” that are important to its business. For purposes of this Agreement, “Company Materials” are documents or other media or tangible items that contain or embody Proprietary Information or any other information concerning the business, operations or plans of the Company, whether such documents have been prepared by others or by me. “Company Materials” include, but are not limited to, blueprints, drawings, photographs, charts, graphs, notebooks, customer lists, computer disks, tapes or printouts, sound recordings and other printed, typewritten or handwritten documents, as well as samples, prototypes, models, products and the like.

3.	In consideration of my employment by the Company and the compensation received by me from the Company from time to time, I hereby agree as follows:

a.	All Proprietary Information and all title, patents, patent rights, copyrights, mask work rights, trade secret rights, and other intellectual property and rights anywhere in the world (collectively “Rights”) in connection therewith shall be the sole property of the Company. I hereby assign to the Company any Rights I may have or acquire in such Proprietary Information. At all times, both during my employment by the Company and after its termination, I will keep in confidence and trust and will not use or disclose any Proprietary Information or anything relating to it without the prior written consent of an officer of the Company. Disclosure restrictions of this Agreement shall not apply to any information that I can document is generally known to the public through no fault of mine. In addition, nothing contained herein will prohibit me from disclosing to anyone the amount of my wages.

b.	All Company Materials shall be the sole property of the Company. I agree that during my employment by the Company, I will not remove any Company Materials from the business premises of the Company or deliver any Company Materials to any person or entity outside the Company, except that I may on occasion utilize Company Materials in my home solely in the performance of the duties of my employment. I further agree that, immediately upon the termination of my employment by the Company or by me for any reason, or during my employment if so requested by the Company, I will return all Company Materials, apparatus, equipment and other physical property, and any reproduction of such property, excepting only (i) my personal copies of records relating to my compensation; (ii) my personal copies of any materials previously distributed generally to shareholders of the Company; and (iii) my copy of this Agreement.

c.	I will promptly disclose in writing to my immediate supervisor or to any alternative person as designated by the Company all “Inventions” (which term includes improvements, inventions, works of authorship, trade secrets, technology, computer programs, formulas, compositions, ideas, designs, processes, techniques, know-how and data, whether or not patentable) made or conceived or reduced to practice or developed by me, either alone or jointly with others, during the term of my employment. Upon receipt of a written request from the Company, I will also disclose to the President of the Company Inventions conceived, reduced to practice, or developed by me within six (6) months of the termination of my employment with the Company; such disclosures shall be received by the Company in confidence (to the extent they are not assigned in paragraph 3(d) below and do not extend the assignment made in paragraph 3(d) below). I will not disclose Inventions covered by paragraph 3(d) to any person outside the Company unless I am requested to do so by management personnel of the Company.

d.	I agree that all Inventions that I make, conceive, reduce to practice or develop (in whole or in part, either alone or jointly with others) during my employment shall be the sole property of the Company to the maximum extent permitted by Section 2870 of the California Labor Code, a copy of which is attached, and I hereby assign such Inventions and all Rights therein to the Company. No assignment in this Agreement shall extend to inventions, the assignment of which is prohibited by Labor Code section 2870. The Company shall be the sole owner of all Rights in connection therewith.

e.	I agree to perform, during and after my employment, all acts deemed necessary or desirable by the Company to permit and assist it, at the Company’s expense, in evidencing, perfecting, obtaining, maintaining, defending, and enforcing Rights and/or my assignment with respect to such Inventions in any and all countries. Such acts may include, but are not limited to, execution of documents and assistance or cooperation in legal proceedings. I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agents and attorneys-in-fact to act for and in my behalf and instead of me, to execute and file any documents and to do all other lawfully permitted acts to further the above purposes with the same legal force and effect as if executed by me.

f.	Any assignment of copyright hereunder includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights” (collectively “Moral Rights”). To the extent such Moral Rights cannot be assigned under applicable law and to the extent the following is allowed by the laws in the various countries where Moral Rights exist, I hereby waive such Moral Rights and consent to any action of the Company that would violate such Moral Rights in the absence of such consent. I will confirm any such waivers and consents from time to time as requested by the Company.

g.	I have attached hereto a complete list of all existing Inventions to which I claim ownership as of the date of this Agreement and that I desire to specifically clarify are not subject to this Agreement, and I acknowledge and agree that such list is complete. If no such list is attached to this Agreement, I represent that I have no such Inventions at the time of signing this Agreement.

h.	During the term of my employment and for one (1) year thereafter, I will not encourage or solicit any employee or consultant of the Company to leave the Company for any reason. However, this obligation shall not affect any responsibility I may have as an employee of the Company with respect to the bona fide hiring and firing of Company personnel.

i.	I agree that during my employment with the Company I will not engage in any employment, business, or activity that is in any way competitive with the business or any proposed business of the Company, and I will not assist any other person or organization in competing with the Company or in preparing to engage in competition with the business or any proposed business of the Company. The provisions of this paragraph shall apply both during normal working hours and at all other times including, but not limited to, nights, weekends and vacation time while I am employed by the Company.

j.	I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith or in conflict with my employment with the Company.

4.	I represent that my performance of the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge, or data acquired by me in confidence or in trust prior to becoming an employee of the Company, and I will not improperly use or disclose to the Company, or induce the Company to use or disclose, any confidential or proprietary information or material belonging to any previous employer or others. I will not bring into the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that former employer or person.

5.	I agree that this Agreement is not an employment contract and that I have the right to resign and the Company has the right to terminate my employment at any time, for any reason, with or without cause.

6.	I agree that this Agreement does not purport to set forth all of the terms and conditions of my employment, and that as an employee of the Company I have obligations to the Company that are not set forth in this Agreement.

7.	I agree that my obligations under paragraphs 3(a) through 3(f) and paragraph 3(h) of this Agreement shall continue in effect after termination of my employment, regardless of the reason or reasons for termination, and whether such termination is voluntary or involuntary on my part, and that the Company is entitled to communicate my obligations under this Agreement to any future employer or potential employer of mine.

8.	I agree that any dispute in the meaning, effect or validity of this Agreement shall be resolved in accordance with the laws of the State of California without regard to the conflict of law provisions thereof. I further agree that if one or more provisions of this Agreement are held to be illegal or unenforceable under applicable California law, such illegal or unenforceable portion(s) shall be limited or excluded from this Agreement to the minimum extent required so that this Agreement shall otherwise remain in full force and effect and shall be enforceable in accordance with its terms.

9.	This Agreement shall be effective as of the date I execute this Agreement and shall be binding upon me, my heirs, executors, assigns, and administrators and shall inure to the benefit of the Company, its subsidiaries, successors and assigns.

10.	This Agreement can only be modified by a subsequent written agreement executed by the President of Cardium Therapeutics, Inc..

11.	I acknowledge that I have been advised to, and have had an opportunity to, consult with my own attorney in connection with this Agreement.

I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS THAT IT IMPOSES UPON ME WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT. I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY, IN DUPLICATE, WITH THE UNDERSTANDING THAT ONE COUNTERPART WILL BE RETAINED BY THE COMPANY AND THE OTHER COUNTERPART WILL BE RETAINED BY ME.

Employee’s Signature	Date

Printed Name

Accepted and Agreed to:

INNERCOOL THERAPIES, INC.

(a Delaware Corporation)

By: Tyler M. Dylan
Its: Chief Scientific Officer

ATTACHMENT A

To: Innercool Therapies, Inc.

1.	The following is a complete list of Inventions relevant to the subject matter of my employment by Innercool Therapies, Inc. (the “Company”) that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my employment by the Company that I desire to clarify are not subject to the Company’s Proprietary Information and Inventions Agreement.

No Inventions

See below:

Additional sheets attached

2.	I propose to bring to my employment the following materials and documents of a former employer:

No materials or documents

See below:

3.	Other Activities:

a. I have a Consulting Agreement in place with Tyco, Inc. (Mallinckrodt Medical) for defense of their patent suit.

b. I provide advice and assistance to CardioSync, Inc.

Employee’s Signature	Date

Printed Name

ATTACHMENT B

Section 2870 Employment Agreements; Assignment of Rights

(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1) Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or

(2) Result from any work performed by the employee for his employer.

(b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

1

EXHIBIT C

ARBITRATION AGREEMENT

The Company and Executive hereby agree that, to the fullest extent permitted by law, any and all claims or controversies between them (or between Executive and any present or former officer, director, agent, or employee of the Company or any parent, subsidiary, or other entity affiliated with the Company) relating in any manner to the employment or the termination of employment of Executive shall be resolved by final and binding arbitration. Except as specifically provided herein, any arbitration proceeding shall be conducted in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association (“the AAA Rules”).

Claims subject to arbitration shall include, without limitation: contract claims, tort claims, claims relating to compensation and warrants, as well as claims based on any federal, state, or local law, statute, or regulation, including but not limited to any claims arising under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, and the California Fair Employment and Housing Act. However, claims for unemployment benefits, workers’ compensation claims, and claims under the National Labor Relations Act shall not be subject to arbitration.

A neutral and impartial arbitrator shall be chosen by mutual agreement of the parties; however, if the parties are unable to agree upon an arbitrator within a reasonable period of time, then a neutral and impartial arbitrator shall be appointed in accordance with the arbitrator nomination and selection procedure set forth in the AAA Rules. The arbitrator shall prepare a written decision containing the essential findings and conclusions on which the award is based so as to ensure meaningful judicial review of the decision. The arbitrator shall apply the same substantive law, with the same statutes of limitations and same remedies, that would apply if the claims were brought in a court of law. The arbitrator shall have the authority to rule on a motion to dismiss and/or summary judgment by either party, and the arbitrator shall apply the standards governing such motions under the California Code of Civil Procedure.

Either the Company or Executive may bring an action in court to compel arbitration under this Agreement and to enforce an arbitration award. Otherwise, neither party shall initiate or prosecute any lawsuit of claim in any way related to any arbitrable claim, including without limitation any claim as to the making, existence, validity, or enforceability of the agreement to arbitrate. Nothing in this Agreement, however, precludes a party from filing an administrative charge before an agency that has jurisdiction over an arbitrable claim. Moreover, nothing in this Agreement prohibits either party from seeking provisional relief pursuant to Section 1281.8 of the California Code of Civil Procedure.

2

All arbitration hearings under this Agreement shall be conducted in San Diego, California, unless otherwise agreed by the parties. The arbitration provisions of this Arbitration Agreement shall be governed by the Federal Arbitration Act. In all other respects, this Arbitration Agreement shall be construed in accordance with the laws of the State of California, without reference to conflicts of law principles.

Each party shall pay its own costs and attorney’s fees, unless a party prevails on a statutory claim, and the statute provides that the prevailing party is entitled to payment of its attorneys’ fees. In that case, the arbitrator may award reasonable attorneys’ fees and costs to the prevailing party as provided by law. The Company agrees to pay the costs and fees of the arbitrator, to the extent required by law.

If any provision of this Agreement shall be held by a court or the arbitrator to be invalid, unenforceable, or void, such provision shall be enforced to the fullest extent permitted by law, and the remainder of this Agreement shall remain in full force and effect. The parties’ obligations under this Agreement shall survive the termination of Executive’s employment with the Company and the expiration of this Agreement.

The Company and Executive understand and agree that this Arbitration Agreement contains a full and complete statement of any agreements and understandings regarding resolution of disputes between the parties, and the parties agree that this Arbitration Agreement supersedes all previous agreements, whether written or oral, express or implied, relating to the subjects covered in this agreement. The parties also agree that the terms of this Arbitration Agreement cannot be revoked or modified except in a written document signed by both Executive and an officer of the Company.

THE PARTIES ALSO UNDERSTAND AND AGREE THAT THIS AGREEMENT CONSTITUTES A WAIVER OF THEIR RIGHT TO A TRIAL BY JURY OF ANY CLAIMS OR CONTROVERSIES COVERED BY THIS AGREEMENT. THE PARTIES AGREE THAT NONE OF THOSE CLAIMS OR CONTROVERSIES SHALL BE RESOLVED BY A JURY TRIAL.

THE PARTIES FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN GIVEN THE OPPORTUNITY TO DISCUSS THIS AGREEMENT WITH THEIR LEGAL COUNSEL AND HAVE AVAILED THEMSELVES OF THAT OPPORTUNITY TO THE EXTENT THEY WISH TO DO SO.

3

INNERCOOL THERAPIES, INC.
(a Delaware Corporation)

By: Tyler M. Dylan
Its: Chief Business Officer	Executive

Dated:	Dated:

4